KEYCORP REAL ESTATE CAPITAL MARKETS, INC. Logo

911 Main Street, Suite 1500
Kansas City, MO 64105
Tel: 816-221-8800
Fax: 816-221-8051
Toll Free: 888-979-1200

March 1, 2009

Statement of Compliance
For Period ending December 31, 2008

Re: Transactions per Attachment A

I, Diane Haislip, in my capacity as Senior Vice President of KeyCorp Real Estate Capital Markets, Inc. (KRECM), do hereby state that:

•	A review of the Primary Servicing and Master Servicing activities of KRECM during the above stated period and of its performance, under the Agreement(s), has been made under my supervision and,

•	To the best of my knowledge, based on such review, KRECM has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period.

By: /s/ Diane Haislip	Date: March 1, 2009
Diane Haislip Senior Vice President

Classification: KeyCorp Public
K:\NRF01\COMPLIANCE TEAM\Intranet Contents\Key\Annual Compliance\2009\Reg AB Compliance\Officer Certificates (aka 1123)\2008 Reg AB KCRECM MP Off Cert-022409.doc

KeyCorp Real Estate Capital Markets, Inc.
Management’s Assertion of Compliance with Regulation AB Criteria
For the period of January 1 through December 31, 2008
Attachment A

Commercial Mortgage Pass
Through Certificates
AMRS-RM1
ASC 1997-D5
BACM 2000-2
BACM 2003-2
BACM 2005-3
BACM 2005-5
BACM 2006-1
BACM 2008-1
BALL 2005-MIB1
BALL 2007 BMB1
BOA 2001-1
BOA 2001-PB1
BOA 2002-2
BOA 2002-PB2
BOA 2003-1
BS 1998-C1
BS 1999-C1
BS 2002-TOP8
CD 2007 CD5
CGCMT 2007-FL3
CHASE 1997-C2
CHASE 1998-1
COMM 1999-C1
COMM 1999-C1
COMM 2000-C1
COMM 2000-C1 CROWN
COMM 2000-C1 CRYSTAL
COMM 2000-C1 INT CAP
COMM 2007 FL14
COMM 2007-C9
CRIIMI 1998-1
CS 2006 TFL2
CS 2006 TFL2 NonPool
CS 2006 TFL2 SAVA
CS 2007 TFL1
CS 2007 TFL2
CSFB 1998-C1
CSFB 2001-CK1
CSFB 2001-CK3
CSFB 2001-CK6
CSFB 2001-CKN5
CSFB 2001-FL2
CSFB 2002-CKN2
CSFB 2002-CKP1
CSFB 2002-CKS4
CSFB 2002-CP3
CSFB 2003-C3
CSFB 2003-CK2

CSFB 2006 OMA
CSFBCM 2003-C4
CSFBCM 2003-C5
CSFBCM 2004-C1
CSFBCM 2004-C2
CSFBMSC 2004-C5
CSFBMSC 2004-C3
CSFBMSC 2004-C4
CSFBMSC 2005-C2
CSFBMSC 2005-C4
CSFBMSC 2005-C6
CSFBMSC 2006-C1
CSMC 2008-C1
CSMSC 2006 C5
CSMSC 2006-C4
CSMSC 2006-TFL1
CSMSC 2007 C2
CSMSC 2007 C3
CSMSC 2007 C4
CSMSC 2007 C5
DLJ 1997-CF2
DLJ 1998-CF1
DLJ 1998-CF2
DLJ 2000-CKP1
DMARC 1998-C1
Exmoor 2008-1
FULBBA 1998-C2
GE 2003-C2
GECCMC 2002-3
GECCMC 2003-C1
GECMC 2007-C1
GFT 1998-1 DFLT INT
GFT 1998-1 LC
GFT 1998-1 POST INT
GFT 1998-1 PRE INT
GFT 1998-C1
GS 2001-LIB
GS 2007 GG11
JPM 2000-C9
JPM 2007 CIBC20
JPMCC 2005-LDP4
KEY 2000-C1
LBCMT 2007 C3
LBCMT 98-C1
LBUBS 2000-C4
LBUBS 2006 C7
LBUBS 2007 C1
LBUBS 2007 C2
LBUBS 2007-C6
LBUBS 2007-C7

Lehman LLF 2007 C5
Maiden Lane 2008-1
MCFI 1998-MC2
MLCFC 2006-2
MLCFC 2007-5
MLCFC 2007-6
MLCFC 2007-8
MLCFC 2007-9
MLFT 2006-1
MLMI 1999-C1
MLMT 2003-KEY1
MLMT 2004 MKB1
MLMT 2004-KEY2
MLMT 2005 CKI1
MLMT 2005 MKB2
MLMT 2007 C1
MLMT 2008 C1
MSC 1999-CAM1
MSC 2007 IQ16
MSCI 1998 WF2
MSCI 1999 WF1
MSCI 2008 TOP29
MSDWCI 2002-IQ2
MSDWCI 2002-IQ3
NB FNMA 1995 M2
NB FNMA 1996-M5
NL 1999-1
NL 1999-2
NL 1999-SL
PMAC 1999-C1
PSSFC 1998 C-1
PSSFC 1999 C-2
PSSFC 1999 NRF-1
SBMS 2000-C2
SBMS 2000-NL1
SBMS 2002-Key2
WBCMT 2007 C30

Conduit
Barclays Fixed
Barclays Floaters
BEAR STEARNS FUNDING INC
BS WH CAP TRUST INC
CBA Mezz Cap
CBRE REALTY FINANCE
Citigroup WH Fixed
Citigroup WH Floaters
COLUMN LARGE WH
Credit Suisse HC Floaters
CS HealthCare Fixed

KRECM-Management’s Assertion Reg AB
Attachment A- Continued

Conduit (continued)
CSFB INT WH
CSFB Interim
DBS WH
DEUTSCHE LOC
First Union
GACC WH
ING Clarion Debt Fund
LEHMAN WH DH
LEHMAN WH SOV BK
Merrill Lynch
Merrill Lynch ML
ORIX WH
ORIX WH CHICAGO

CDO
Highland Park CDO I
HMI I-CRE CDO 2007-1

Agency
Fannie Mae
Fannie Mae Negotiated Sold
FNMA - Aggregation
FNMA - Cash DUS
FNMA - Direct Bond
FNMA - DMBS
FNMA - DUS
FNMA - DUS ARM
FNMA - MBS
FNMA - MBS A/360
FNMA - MBS/DUS 1
FNMA - MBS/DUS 2
FNMA - Negotiated MBS
FNMA - Struct. Cash Facil.
GNMA I

Agency
FHLMC - Credit Facility
FHLMC - Others
Ginnie Mae
GINNIE MAE - USDA
USDA

Life/Pension
Colorado County
Country Life
Country Life CTL
Hartford Acc and Ind Co
Hartford Casualty Ins Co
Hartford Fire Ins Co
Hartford Illinois
Hartford L&A
Hartford Life
Hartford Life Ann Ins Co
John Hancock
PPM America
RGA LDM

RGA RE
RGA Security Life of Denve
RGA Timberlake
SA06
SA45

Small CMD
Bank of Internet USA
KEY 2007-SL1

Fund
HMI Fund

Third Party
111 Debt Acquistion MZ DAL
Aareal
Admiral Insurance Company
Aegon
AIB Debt Management Ltd
AIDEA
AIG
Albany Local Develop Corp
Allied Irish
Allstate Life Ins Co
Anchor Bank
Arbor Realty Trust Inc
Ashford Hospitality
AStar
Banco Inbusa, SA
Bank Leumi USA
Bayerische Landesbank
Blackrock Financial Mgmt
Blackstone Special Funding
Brascan Structured Notes
BREF One LLC
BREF One LLC Series A
Brookdale Funding Co Inc
Cadim Note, Inc.
Capital Trust Inc
Capmark Bank
Carbon Capital II CDO 05-1
Carbon Capital II-B LLC
Centennial Bank
Central Pacific Bank
CFG Mezz Loan Acq Co
Chase Manhattan Bank
CIBC Inc.
CIM 9901 La Cienega LP
CitiGroup Global
CMAC
Columbia Pacific Mgmt
Columbian Life
Concord Real Estate CDO 06
Credit Suisse Intl
Cudd and CO
Cypress Real Estate Adv
DB Swirn

Deka
Dekanbank Deutsche Girozen
Deutsche Genossenschafts
Deutsche Genossenschafts H
Deutsche Hypothekenbank
DLJ Real Estate Capital
Dusseldorfer Hypotheken
Eastern Development
Emigrant Realty Finance
Esquire Mezzanine Finance
Fidelity
First Federal SB of IA
Five Mile Capital
Five Mile Capital DAL
Fortress Credit
GACC-Spring Asset Fnd CDO
GE Capital Corp
Genworth
Genworth Life DAL
Gerlach & CO
Gerlach & CO
Gerlach & CO
GIC Real Estate
Goldenbridge Acq Holdings
Goldman Sachs Mtg Co
GRSCD
GS Strategic Inv Japan
GSREA LLC
GSRE-BS II, Ltd
GSRE-CS
G-Star 2005-5 Ltd GTSJ
Guggenheim
Guggenheim 2005-2
H2 Credit Partners Master
H2 Real Estate CDO 06-1
Highland Capital Mgmt LP
HIMCO
Hypo
IFTCO
ING Life Insurance Annuity
ING Real Estate Finance
ING Real Estate Finance
Investcorp International
IStar Asset Services
Jackson National Life Ins
JER Investors Trust
JER US Debt Finance Co CS
John Hancock Mutual Life
JP Morgan Chase Bank
KBS Debt Holdings LLC
Landesbank Baden Wurttembe
Landesbank Baden-Wurttem
Landesbank Hessen
Landesbank Sachsen Girozen
LaSalle Bank Nat Assoc
LBCMT 2007 C3 NonTrust
LBUBS 07C1 Non-Trust

KRECM-Management’s Assertion Reg AB
Attachment A- Continued

Third Party (continued)	ORIX Capital Markets LLC	Storms & Co
Lehman LLF 2007 C5 NonTrus	Pacific Life Insurance Co	Styx Partners, LP
LEM Funding	Park National Bank	Teachers
Lennar	PB Capital	Teachers Ins and Ann Assoc
LRP Landesbank DAL	Petra	Times Square PT Third Mezz
LRP Landesbank Rheinland	Principal Life Ins Co	TRT Lending LLC
Maguire Properties, LP	Prosper Bank	U.S. Bank Trust National
Marathon Structured Financ	Prudential Ins Co of Amer	UBS
Merrill Lynch Mtge Lending	Quadra Realty Inc.	VNO T-Hotel Loan, LLC
MetLife	Quadrant Strategy REIT	Vornado Realty Trust
Midland for CCSFER and PC	Rait Partnership LP	Wachovia Bank NA
MONY Realty Capital, Inc	RCC Real Estate SPE 2	Washington Holdings
Morgan Stanley Mtge Corp	Redwood Capital	Washington Mutual Bank
MRC Mortgage Inv Trust	Resource Real Est CDO 2007	Wells Fargo Bank
Munchener Hypothekenbank	SAAR Landesbank	Westdeutsche Immobiliebank
New York Life Ins Co	Sandelman	WestLB AG
Newcastle CDO IV, Ltd	Savanna Fund	WHG Loan Investors LLC
Newcastle CDO IX 1	Shorenstein Realty Inv Nin	Winthrop
NexBank	SL Green KC	Woodward Capital
NIC BR LLC	Sorin Master Fund, Inc	WP Carey & Co
NIC CRA, LLC	Sorin Master Fund, LTD	Zions First National Bank
Norddeutsche Landesbank	Sorin Real Estate CDO I
NY Credit Funding I Inc	Sorin Real Estate CDO IV
NYLIM Real Estate Mezz	SRI Nine Debt Holdings LLC
ONEX Real Estate	State of Wash Investment